AMENDMENT NUMBER THREE
TO
DISTRIBUTION AGREEMENT

THIS AMENDMENT NUMBER THREE TO DISTRIBUTION AGREEMENT (this “Amendment”) is entered into as of the 15 day of June 2010 (“Amendment Effective Date”) between Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of its separate series listed on Schedule A (each, a “Fund” and collectively, the “Funds”); Global X Management Company LLC, a Delaware limited liability company (“GXMC”); and SEI Investments Distribution Co., a Pennsylvania corporation (the “Distributor”).

WHEREAS, the Trust, GXMC and the Distributor entered into a Distribution Agreement dated as of the 24th day of October, 2008 pursuant to which the Trust retained the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Creation Units and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support (the “Agreement”); and

WHEREAS, the Trust, GXMC and the Distributor desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule A (List of Funds). Schedule A (List of Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule A, attached hereto.

2.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.  To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

GLOBAL X FUNDS, on behalf of its separate series listed on Schedule A By: Name: Title: GLOBAL X MANAGEMENT COMPANY LLC (With respect to Section 5 of the Agreement only) By: Name: Title:	SEI INVESTMENTS DISTRIBUTION CO. By: Name: Title:

SCHEDULE A

List of Funds

Global X FTSE Nordic 30 ETF
Global X FTSE Denmark ETF
Global X FTSE Finland ETF
Global X FTSE Norway ETF
Global X FTSE Argentina 20 ETF
Global X InterBolsa FTSE Colombia 20 ETF
Global X FTSE Egypt 30 ETF
Global X FTSE Peru 20 ETF
Global X FTSE Philippines 30 ETF
Global X FTSE Poland ETF
Global X Pakistan KSE-30 ETF
Global X Emerging Africa NR-40 ETF
Global X FTSE United Arab Emirates ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Technology ETF
Global X Copper Miners ETF
Global X Gold Miners ETF
Global X Platinum Miners ETF
Global X Silver Miners ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Utilities ETF
Global X Brazil Mid Cap ETF
Global X China Mid Cap ETF
Global X Aluminum ETF
Global X Lithium ETF
Global X Uranium ETF
Global X Fishing ETF
Global X Food ETF
Global X Shipping ETF
Global X Waste Management ETF